UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2007

SPATIALIGHT, INC. (Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)

000-19828 (Commission File Number)	16-1363082 (IRS Employer Identification No.)

Five Hamilton Landing Suite 100 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

(415) 883-1693 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

On July 20, 2007, the Company filed a Certificate of Amendment to its Certificate of Incorporation providing for the combination of 50 shares of its common stock, $.01 par value, into one share of common stock, $.01 par value and the increase of its authorized common stock, $.01 par value, after such combination to 100,000,000 shares.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authority granted to the board of directors of the Company by the shareholders at the Annual Meeting on July 13, 2007, the Company filed an amendment to combine 50 shares of its common stock, $.01 par value, into one share of common stock, $.01 par value, and to increase its authorized common stock, $.01 par value, after such combination to 100,000,000 shares.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of SpatiaLight, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPATIALIGHT, INC. (Registrant)

Date: July 26, 2007	By: /s/ David F. Hakala
(Signature)
Name: David F. Hakala Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of SpatiaLight, Inc.